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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2002

Little Switzerland, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-19369	66-0476514
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

161-B Crown Bay, St. Thomas, U.S.V.I. 00802
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (340) 776-2010

Item 5. Other Events.

        On February 15, 2002, the Board of Directors of the Registrant appointed Richard Sasso to the Board of Directors of the Registrant to serve until the Registrant's next annual meeting.

        On February 15, 2002, the Registrant held its annual meeting of stockholders, at which meeting the stockholders of the Registrant approved, among other things, amendments to the Registrant's certificate of incorporation increasing the number of authorized shares of common stock from 20,000,000 to 25,000,000 shares and eliminating various anti-takeover provisions such as provisions for a staggered board of directors and super-majority voting provisions that were required to amend the Registrant's certificate of incorporation.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

        Exhibit 99.1 Press Release, issued on or about March 25, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITTLE SWITZERLAND, INC.
By:	/s/ PATRICK J. HOPPER Patrick J. Hopper Chief Financial Officer, Executive Vice President and Treasurer

Date: March 15, 2002

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SIGNATURES